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                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

                                      for

                   8 1/8% Senior Subordinated Notes due 2009

                    Entravision Communications Corporation

   This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Entravision Communications Corporation (the "Issuer") made
pursuant to the prospectus, dated              , 2002 (the "Prospectus"), if
certificates for the outstanding 8 1/8% Senior Subordinated Notes due 2009 of the Issuer (the "Outstanding Notes") are not immediately available, or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Union Bank of California, N.A., as exchange agent (the "Exchange Agent"), prior to 5:00 p.m., New York City
time, on              , 2002, unless extended by the Issuer (such date, as may
be extended by the Issuer, is referred to herein as the "Expiration Date"). Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Outstanding Notes pursuant to the Exchange Offer, a completed, signed and dated letter of transmittal ("Letter of Transmittal") (or facsimile thereof) must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Holders of Outstanding Notes who have previously validly delivered a notice of guaranteed delivery pursuant to the procedures outlined above and as further described in the Prospectus are not required to use this form. Holders of Outstanding Notes who have previously validly tendered Outstanding Notes for exchange or who validly tender Outstanding Notes for exchange in accordance with this form may withdraw any Outstanding Notes so tendered at any time prior to 5:00 p.m., New York City time, on the Expiration Date. See the Prospectus under the heading "The Exchange Offer" for a more complete description of the tender and withdrawal provisions. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus.

                                 Delivery to:

                        Union Bank of California, N.A.
                              The Exchange Agent

    By Overnight Delivery or Registered
            or Certified Mail:                  By Hand Delivery:
    ----------------------------------- ----------------------------------

      Union Bank of California, N.A.      Union Bank of California, N.A.
        120 South San Pedro Street          120 South San Pedro Street
                Suite 400                           Suite 400
          Los Angeles, CA 90012               Los Angeles, CA 90012

          Facsimile Transmission Number (Eligible Institutions Only):

                                (213) 972-5694

                  Confirm Receipt of Facsimile by Telephone:

                                (213) 972-5674

   DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

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Ladies and Gentlemen:

   Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Issuer the principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedure described in the Prospectus under the heading "The Exchange Offer--Guaranteed Delivery Procedures".

Principal Amount of 8 1/8% Senior Subordinated Notes Tendered*: $ ___________

Certificate Nos. (if available): ____________________________________________

Total Principal Amount Represented by Outstanding Notes Certificate(s): $ ___

If 8 1/8% Senior Subordinated Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number.

Account Number: _____________________________________________________________

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
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*  Must be in denominations of principal amount of $1,000 and any integral multiple thereof.

_______________________________________________________________________________
                               PLEASE SIGN HERE

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  X   ----------------------------------  ----------------------------------
         Signature(s) of Owner(s) or
             Authorized Signatory                        Date
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Area Code and Telephone Number: _____________________________________________

   Must be signed by the holder(s) of Outstanding Notes as their name(s) appear(s) on certificates for Outstanding Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                      Please print name(s) and address(s)

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                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

   The undersigned, a financial institution that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, hereby guarantees that the certificates representing the principal amount of Outstanding Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent's account at The Depository Trust Company pursuant to the procedures described in the Prospectus under the heading "The Exchange Offer--Guaranteed Delivery Procedures", together with one or more properly completed and duly executed Letters of Transmittal (or facsimile thereof or Agent's Message in lieu thereof) and any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

   The undersigned acknowledges that it must deliver the Letter of Transmittal and Outstanding Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.


    ----------------------------------  ----------------------------------
               Name of Firm                    Authorized Signature

    ----------------------------------  ----------------------------------
                 Address                              Title

    ----------------------------------  Name: ____________________________
                 Zip Code                     (Please Type or Print)

    Area Code and Tel. No. _________    Dated: _________________________

NOTE: DO NOT SEND CERTIFICATES FOR OUTSTANDING NOTES WITH THIS FORM.
      CERTIFICATES FOR OUTSTANDING NOTES SHOULD BE SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

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